UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2012

HOLLY ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Suite 1300

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (214) 871-3555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 27, 2012, Holly Energy Partners, L.P. and Holly Energy Finance Corp. (together, “Holly Energy”) announced the commencement of a cash tender offer (the “Tender Offer”) for any and all of its 6.25% Senior Notes due 2015 (CUSIP No. 435765AB8) (the “Notes”). As part of the Tender Offer, Holly Energy is soliciting consents (the “Consent Solicitation”) from the holders of the Notes for certain proposed amendments that would eliminate or modify certain restrictive covenants and events of default and other provisions contained in the indenture governing the Notes. In addition, Holly Energy expects to call any Notes that remain outstanding for redemption in accordance with their terms. A copy of the press release announcing the Tender Offer and Consent Solicitation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release announcing the Tender Offer and Consent Solicitation, dated February 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
its General Partner

	By:	Holly Logistic Services, L.L.C.
its General Partner

		By:	/s/ Bruce R. Shaw
		Name:	Bruce R. Shaw
		Title:	Senior Vice President and Chief Financial Officer

Date: February 27, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing the Tender Offer and Consent Solicitation, dated February 27, 2012.

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